Exhibit 99.1

MAGELLAN PETROLEUM CORPORATION

ANNOUNCES VOTING RESULTS OF 2009

ANNUAL MEETING OF SHAREHOLDERS

PORTLAND, Maine, December 10, 2009 — Magellan Petroleum Corporation (NASDAQ: MPET) (ASX: MGN) announced that the Company held its 2009 annual meeting of shareholders on December 9, 2009, in Orlando, Florida. At the Annual Meeting, the Company’s shareholders overwhelmingly voted to re-elect Donald V. Basso and Robert J. Mollah to the Company’s Board of Directors, to hold office for a term of three years expiring with the 2012 Annual Meeting of Shareholders, and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2010.

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For further information, please contact:

William H. Hastings, President and CEO of Magellan, (207) 619-8501

Daniel J. Samela, Chief Financial Officer of Magellan, at (207) 619-8502

Forward- Looking Statements

Statements in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among these risks and uncertainties are pricing and production levels from the properties in which the Company has interests and the extent of the recoverable reserves at those properties. In addition, the Company has a large number of exploration permits and faces the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.